EXHIBIT 23.1


			CONSENT OF INDEPENDENT AUDITORS


		We consent to the incorporation by reference in Registration Statement No. 333-14403 of Advanced Mammography Systems, Inc. (the "Company") on Form S-8 of our report dated November 22, 1996 on the financial statements of the Company for the year ended September 30, 1996, the nine-month period ended September 30, 1995, the year ended December 31, 1994 and the period July 2, 1994 (inception) to September 30, 1996 appearing in this Annual Report on Form 10-K of the Company.


  /s/ Richard A. Eisner & Company, LLP
  -------------------------------------
  Richard A. Eisner & Company, LLP
  Cambridge, Massachussetts
  January 10, 1997